
<ARTICLE>         7
<LEGEND>          THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                  INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                  INC. DATED MARCH 31, 1995 AND IS QUALIFIED IN
                  ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                  STATEMENTS.
<MULTIPLIER>      1,000

<PERIOD-TYPE>                                           3-MOS
<FISCAL-YEAR-END>                                                  DEC-31-1995
<PERIOD-END>                                                       MAR-31-1995
<DEBT-HELD-FOR-SALE>                                                 8,178,400
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              43,200
<MORTGAGE>                                                             213,500 <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                       9,170,300
<CASH>                                                                       0 <F2>
<RECOVER-REINSURE>                                                      48,400
<DEFERRED-ACQUISITION>                                               1,257,100 <F3>
<TOTAL-ASSETS>                                                      11,690,100
<POLICY-LOSSES>                                                      8,068,500
<UNEARNED-PREMIUMS>                                                    204,100
<POLICY-OTHER>                                                         223,400
<POLICY-HOLDER-FUNDS>                                                  227,400
<NOTES-PAYABLE>                                                        817,300 <F4>
<COMMON>                                                               152,000
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            283,500
<OTHER-SE>                                                             310,100 <F5>
<TOTAL-LIABILITY-AND-EQUITY>                                        11,690,100
<PREMIUMS>                                                             341,100
<INVESTMENT-INCOME>                                                    179,400
<INVESTMENT-GAINS>                                                       2,700 <F6>
<OTHER-INCOME>                                                          19,800 <F7>
<BENEFITS>                                                             349,800 <F8>
<UNDERWRITING-AMORTIZATION>                                             40,000 <F9>
<UNDERWRITING-OTHER>                                                    55,100
<INCOME-PRETAX>                                                         70,300
<INCOME-TAX>                                                            26,100
<INCOME-CONTINUING>                                                     44,200
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                              0
<CHANGES>                                                                    0
<NET-INCOME>                                                            24,400
<EPS-PRIMARY>                                                              .91
<EPS-DILUTED>                                                              .91
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $84,200 of credit-tenant loans.
  <F2>  Cash and cash equivalents are classified as short-term investments, which are included in total investments.
  <F3>  Includes $909,600 of cost of policies purchased.
  <F4>  Includes notes payable of Bankers Life Holding Corporation of $280,200 and
        Partnership II entities of $315,700 which are not direct obligations of Conseco.
  <F5>  Includes retained earnings of $377,300, offset by net unrealized depreciation of securities of $67,200.
  <F6>  Includes net realized gains of $1,100 and net trading income of $1,600.
  <F7>  Includes fee revenue of $10,700, equity in earnings of CCP Insurance, Inc. of $6,400 and other income of $2,700.

  <F8>  Includes insurance policy benefits of $255,800, change in future policy benefits of $6,600 and interest expense on annuities and financial products of $87,400.
  <F9>  Includes amortization of cost of policies purchased of $20,700 and cost of policies produced of $16,700 and amortization related to realized losses of
        $2,600.
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